EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

                             Dated November 12, 1996

                                  By and Among

                          MJH MEDICAL EQUIPMENT, INC.,

                                MICHAEL J. HOUSKA

                                       and

                                LASERMEDICS, INC.

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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT dated as of November 12, 1996 (this "Agreement"), is by and among LASERMEDICS, INC., a Texas corporation ("Buyer"), MICHAEL J. HOUSKA ("Shareholder") and MJH MEDICAL EQUIPMENT, INC., an Ohio corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of designing, manufacturing and distributing certain medical equipment and related materials (the "Business"); and

         WHEREAS, Seller desires to sell substantially all of its assets, and Buyer desires to acquire such assets, and to assume only such liabilities as are expressly set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS


         1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer all of the assets of Seller existing on the date hereof other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including without limitation the following assets of Seller relating to or used or useful in the operation of the Business (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

                  (a) all tangible personal property of Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on SCHEDULE 1.1(A) attached hereto but excluding the Inventories (as defined in Section 1.1(b) hereof) (collectively, the "Tangible Personal Property");

                  (b) all of Seller's inventory, including without limitation, that which is more fully described on SCHEDULE 1.1(B) attached hereto (collectively, the "Inventories"), subject to changes in the ordinary course of business since the Balance Sheet Date (as defined in Section
         2.1.4 hereof);

                  (c) all of Seller's accounts receivable and all other rights of Seller to payment for goods sold or leased or for services rendered including, without limitation, that which is

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         more fully described in SCHEDULE 1.1(C) attached hereto (the "Accounts
         Receivable"), subject to changes in the ordinary course of business since the Balance Sheet Date;

                  (d) all of Seller's intangible assets, including without limitation, (i) all of Seller's rights to the name "MJH Medical Equipment, Inc.", (ii) all of Seller's rights to any patents, patent applications, copyrights, trademarks and service marks (including registrations and applications therefor), trade names, copyrights, licenses or sublicenses and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Business, including without limitation, that which is more fully described on SCHEDULE 1.1(D) attached hereto (collectively, the "Seller's Intellectual Property") and (iii) Seller's phone numbers and all of its account ledgers, sales and promotional literature, computer software, books, records, files and data (including customer and supplier lists), copies of contracts and documents evidencing accounts and contracts receivable and payable, and all other records of Seller relating to the Assets or the Business, excluding the corporate minute books of Seller (collectively, the "Intangibles");

                  (e) all leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Business, including, but not limited to, that which is more fully described on
         SCHEDULE 1.1(E) attached hereto (collectively, the "Contracts");

                  (f) all of Seller's franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, that which is more fully described on SCHEDULE 1.1(F) attached hereto (collectively, the "Business Licenses");

                  (g) the goodwill and going concern value of the Business;

                  (h) all of Seller's backlog of orders for products manufactured or sold by Seller relating to the Business, which were accepted by Seller in the ordinary course of business prior to the date hereof and not invoiced or shipped (or canceled) prior to the date hereof (collectively, the "Backlog Orders");

                  (i) all right, title and interest of Seller in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business;

                  (j) all petty cash of Seller kept on hand for use in the Business; and

                  (k) all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located that are used in the Business or intended

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         for use in the Business in connection with, or that are necessary for the continued conduct of, the Business as conducted by Seller prior to the date hereof.

The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all assets in possession of Seller but owned by third parties;
(ii) the corporate charter, related organizational documents and minute books of Seller; and (iii) the cash or other consideration paid or payable by Buyer to Seller pursuant to Section 1.2 hereof.

         1.2 CONSIDERATION FOR ASSETS. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller and Shareholder contained herein, Buyer agrees to:

                  (a) pay to Seller, on the date hereof, the amount of $20,000 (the "Cash Consideration") in the form of a cashier's check or bank check or wire transfer to an account designated by Seller;

                   (b) issue in the name of Seller, in accordance with Section
         1.3 hereof, an aggregate of 39,063 shares (the "Buyer Shares") of Buyer's common stock, par value $.01 per share (the "Common Stock"), such shares being subject to the terms, conditions and restrictions set forth in Section 1.3 hereof;

                  (c) execute and deliver to Seller, on the date hereof, that certain promissory note of even date herewith in the original principal amount of $120,101.07 made by Buyer payable to Seller;

                  (d) assume only those liabilities of Seller listed on SCHEDULE 1.2(D) attached hereto (the "Assumed Liabilities"). Seller shall be responsible for all other liabilities of Seller (collectively, the "Retained Liabilities"), including, without limitation, (i) any sales taxes which are payable as a result of the consummation of the transactions contemplated hereby, and (ii) all obligations and liabilities owed by Seller to the Employees (as defined in Section
         2.1.24 hereof).

         1.3 TERMS, CONDITIONS AND RESTRICTIONS ON THE BUYER SHARES. The Buyer Shares issued hereunder shall be subject to the following terms, conditions and restrictions:

         (a) Prior to the vesting of the Buyer Shares in accordance with Section 1.3(c) hereof, the Buyer Shares shall be subject to forfeiture in accordance with Section 1.3(e) hereof and, except as provided below, no transfer of Seller's rights with respect to such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by Seller and the transfer shall be of no force or effect. Notwithstanding the foregoing, (i) Seller may transfer all, but not less than all, of the Buyer Shares to Shareholder and/or Patrick A. Meridieth ("Meridieth") and (ii) the Buyer Shares shall be transferrable by will or the laws of descent and distribution.

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         (b) Reasonably promptly after the date hereof (and reasonably promptly after the transfer, if any, of the Buyer Shares from Seller to Shareholder), Buyer shall cause to be issued two stock certificates, registered in the name of Seller, one certificate evidencing 19,532 Buyer Shares and the other certificate evidencing 19,531 Buyer Shares; PROVIDED, HOWEVER, that Buyer shall not cause to be issued such stock certificates unless it has received a stock power duly endorsed in blank with respect to such shares. Such stock certificates (and any replacements thereof) shall bear the following legend:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THAT CERTAIN ASSET PURCHASE AGREEMENT DATED NOVEMBER 12, 1996 BY AND AMONG MJH MEDICAL EQUIPMENT, INC., MICHAEL J. HOUSKA AND LASERMEDICS, INC. A COPY OF THIS AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF LASERMEDICS, INC., 120 INDUSTRIAL BOULEVARD, SUGARLAND, TEXAS 77478.

Such legend shall not be removed from the certificates evidencing the Buyer Shares until such shares vest pursuant to the terms of Section 1.3(c) hereof. The certificates representing the Buyer Shares, together with the stock powers relating to the Buyer Shares, shall be held by Buyer.

         (c)     The Buyer Shares are subject to the following vesting schedule:

                           19,532 shares shall vest on November 12, 1997. 19,531 shares shall vest on November 12, 1998.

         (d) Upon the vesting of the Buyer Shares pursuant to Section 1.3(c) hereof, the restrictions of this Section 1.3 shall cease to apply to such shares. Reasonably promptly after the Buyer Shares vest pursuant to Section 1.3(c) hereof, Buyer shall cause to be issued and delivered to Seller (or Shareholder or Meridieth, if so transferred), a certificate evidencing that number of Buyer Shares so vested, free of the legend set forth in Section 1.3(b) hereof.

         (e) In the event of termination of Shareholder's employment with Buyer pursuant to that certain Employment Agreement of even date herewith by and between Buyer and Shareholder (the "Employment Agreement") by the Company for Cause (as such term is defined in the Employment Agreement) or by the Employee for any reason other than Good Reason (as such term is defined in the Employment Agreement), all of the Buyer Shares which have not vested pursuant to Section 1.3(c) hereof as of the commencement of business on the date of such termination shall immediately be forfeited.

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                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND SHAREHOLDER

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. Seller and Shareholder hereby jointly and severally represent and warrant to Buyer as follows:

                  2.1.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized and validly existing under the laws of the State of Ohio and has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it. Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the Business or the Assets.

                  2.1.2 AGREEMENT AUTHORIZED AND ENFORCEABLE; NON-INTERFERENCE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate or shareholder action on the part of Seller, and this Agreement is a valid and binding obligation of Seller and Shareholder, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by Seller and Shareholder and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of (i) the articles of incorporation, bylaws or other organizational documents of Seller, (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which Seller or Shareholder is a party or by which its or his properties are bound, (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Seller or Shareholder or its or his properties are subject, or (iv) an event that would permit any party to terminate any Contract.

                  2.1.3 SUBSIDIARIES. Seller has no subsidiary corporations or any interest in any other organization, incorporated or unincorporated, partnership or any other entity of any type.

                  2.1.4 FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of (i) Seller's unaudited balance sheet and related statements of income, retained earnings and cash flows, for Seller's fiscal year ended December 31, 1995 (collectively, the "Annual Financial Statements") and (ii) Seller's unaudited balance sheet (the "Interim Balance Sheet") as at June 30, 1996 (the "Balance Sheet Date") and Seller's related statements of income, retained

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         earnings and cash flows for the six months ended the Balance Sheet Date
         (collectively, the "Interim Financial Statements"). The Annual
         Financial Statements and the Interim Financial Statements, copies of which are attached hereto as SCHEDULE 2.1.4, are true, correct and complete in all material respects and present fairly and fully the financial condition of Seller as at the dates indicated and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. The Interim Financial Statements include all adjustments which are necessary for a fair presentation of Seller's results for that period. The accounts receivable reflected in the Interim Balance Sheet, or which have been thereafter acquired by Seller, have been collected or are current and collectible within 90 days of the date hereof at the aggregate recorded amounts thereof. The inventories of Seller reflected in the Interim Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality and quantity salable in the normal course of the Business. The values at which such inventories are carried are in accordance with GAAP applied on a consistent basis, and are consistent with the normal inventory level and practices of Seller with respect to the Business.

                  2.1.5 LIABILITIES. Seller does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, and neither Seller nor Shareholder has knowledge of any potential liabilities or obligations that would adversely affect the value of the Assets or the conduct of the Business, other than those (i) adequately reflected or reserved against in the Interim Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

                  2.1.6 ABSENCE OF CERTAIN CHANGES AND EVENTS. Other than as a result of the ransactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                           2.1.6.1 FINANCIAL CHANGE. Any adverse change in the
                  Assets, the Business or the financial condition, operations, liabilities or prospects of Seller;

                           2.1.6.2 PROPERTY DAMAGE. Any damage, destruction, or
                  loss to the Assets or the Business (whether or not covered by insurance);

                           2.1.6.3 WAIVER. Any waiver or release of a material
                  right of or claim held by Seller;

                           2.1.6.4 CHANGE IN ASSETS. Any acquisition,
                  disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of Seller other than in the ordinary course of business;

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                           2.1.6.5 LABOR DISPUTES. Any labor dispute between
                  Seller and the Employees; or

                           2.1.6.6 OTHER CHANGES. Any other event or condition
                  known to Seller or Shareholder that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Business or the financial condition or prospects of Seller.

                  2.1.7 TAXES. Proper and accurate federal, state and local income, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Seller for each period for which any returns, reports, or estimates were due. All taxes shown by such returns to be payable have been paid. All sales taxes have been properly collected and accounted for through the date hereof by Seller, and Seller has made all required deposits of such taxes with all taxing authorities. The tax provision reflected in the Interim Financial Statements is adequate to cover liabilities of Seller at the date thereof for all taxes of any character whatsoever applicable to Seller, the Assets or the Business. No waiver of any statute of limitations executed by Seller with respect to federal or state income or any other tax is in effect for any period. No deficiencies for any taxes have been proposed, asserted or assessed against Seller, and no requests or waivers of the time to assess any such tax are pending. The federal income tax returns of Seller have never been audited by the Internal Revenue Service. No audit of any federal or state or other tax return of Seller is presently in process nor has an appointment for or notice of any such audit been requested or given by any taxing authority.

                  2.1.8 TITLE TO ASSETS. Seller has and will convey to Buyer good and marketable title to the Assets, free and clear of any Encumbrance (defined below) except liens for current taxes not yet due and payable and except as set forth in SCHEDULE 2.1.8 attached hereto. Seller is in possession of all property leased to it from others. The Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that is used in the Business by Seller and that is necessary for the continued conduct of the Business as conducted by Seller prior to the date hereof. The term "Encumbrance" shall mean all restrictions or conditions to transfer or assignment, mortgages, deeds of trust, liens, security interests, pledges, claims, rights of first refusal, options, charges, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature. SCHEDULE 2.1.8 attached hereto contains a description of all of the personal property leased pursuant to the Contracts, which are the only assets used in the conduct of the Business which are not owned by Seller.

                  2.1.9 CONTRACTS. SCHEDULE 1.1(E) attached hereto and incorporated herein by reference lists all of the material contracts, agreements, and other written arrangements to which Seller is a party, or by which Seller or the Assets are bound pertaining to the Business. Each of the Contracts is valid and in full force and effect. There has not been any default by

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         Seller, or to Seller's or Shareholder's knowledge, any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by Seller, or to Seller's or Shareholder's knowledge, any other party to any of the Contracts. Neither Seller nor Shareholder has received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. Except as provided in SCHEDULE 1.1(E) attached hereto, all Contracts are assignable in full to Buyer without the consent of any of the other parties thereto.

                  2.1.10 TANGIBLE PERSONAL PROPERTY AND INVENTORIES. SCHEDULE 1.1(A) attached hereto constitutes an accurate list of all of the material personal property as of the Balance Sheet Date prepared by Seller based on perpetual records and cycle counts which is owned by, leased by, in the lawful possession of, or used by Seller in connection with the ownership and operation of the Business. Except as disclosed on SCHEDULE 2.1.8 attached hereto, no material Tangible Personal Property (i) is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or
         (ii) is located other than in the possession of Seller. To Seller's or Shareholder's knowledge, all items of raw materials, work in process and finished goods included in the Inventories, consist of items of a quality and quantity useable and saleable in the ordinary course of business by Seller, except for obsolete and slow moving items and items below standard quality, all of which have been written down on the books of Seller to net realizable market value or have been provided for by adequate reserves on the Interim Balance Sheet. No materials items included in the Inventories have been pledged as collateral or are held by Seller on consignment from others. The Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

                  2.1.11 BUSINESS LICENSES. SCHEDULE 1.1(F) attached hereto, is a schedule of all material Business Licenses owned by Seller or in which Seller has any rights or licenses in connection with the Business, together with a brief description of each. Seller owns or holds adequate licenses or other rights to use all licenses necessary for the Business as now conducted by Seller. Seller is in compliance in all material respects with the terms of the Business Licenses. None of the Business Licenses have been, or to the knowledge of Seller or Shareholder, are threatened to be, revoked, canceled, suspended or modified.

                  2.1.12 INTELLECTUAL PROPERTY. SCHEDULE 1.1(D) attached hereto constitutes an accurate list of all of the material Intellectual Property owned by Seller. Seller owns or possesses licenses to use all Intellectual Property that is material to or necessary for the continued conduct of the Business. The Seller's Intellectual Property is owned or licensed by Seller free and clear of any Encumbrance. Seller has not granted to any other person any license to use any of the Seller's Intellectual Property. Use of the Seller's Intellectual Property will not, and the conduct of the Business prior to the date hereof did not, infringe, misappropriate or conflict with the intellectual property rights of others. Neither Seller nor Shareholder has received any notice of infringement, misappropriation, or conflict with the intellectual

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         property rights of others in connection with the use by Seller of the
         Seller's Intellectual Property.

                  2.1.13 LITIGATION. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of Seller or Shareholder, threatened to which Seller is a party or, to the knowledge of Seller or Shareholder, might become a party or which particularly affects Seller, the Assets or the Business. There are no changes in the zoning or building ordinances directly affecting the leasehold interests of Seller, pending or threatened.

                  2.1.14 ENVIRONMENTAL MATTERS. None of the current or past operations of the Business or the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). Neither Seller nor Shareholder has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to Seller's or Shareholder's knowledge, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to Seller's or Shareholder's knowledge, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses or to otherwise conduct the Business. To Seller's or Shareholder's knowledge, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. No Hazardous Materials (defined below) have been or are currently being used by Seller in its operations. No Hazardous Materials are or have ever been situated on or under Seller's properties, whether owned or leased, or incorporated into any of the Assets. To Seller's or Shareholder's knowledge, there are no, and there have never been any, underground storage tanks (as defined under Applicable Environmental Laws) located under Seller's properties, whether owned or leased. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 ET SEQ.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 ET SEQ.), as amended, and regulations promulgated thereunder, and (iv) any

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         applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, ET SEQ.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

                  2.1.15 COMPLIANCE WITH OTHER LAWS. Seller is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, and Seller is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

                  2.1.16 EMPLOYMENT PRACTICES. There are no labor or employment disputes or controversies pending or, to Seller's or Shareholder's knowledge, threatened against Seller or any of the Employees, and Seller has not taken or failed to take any action which action or omission would provide a reasonable basis for any such controversy. To Seller's or Shareholder's knowledge, after due inquiry, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any Employees. Seller has complied with all requirements under the Occupational Safety and Health Act, all laws, rules and regulations with respect to worker's compensation insurance or, if applicable, all requirements relating to obtaining "non-subscriber status" thereunder, and all other laws relating to the employment of labor, including, without limitation, laws relating to equal employment opportunity and employment discrimination, employment of illegal aliens or undocumented or ineligible workers, wages, hours, collective bargaining and the collection or payment of social security and withholding taxes, or both, and similar taxes. Seller is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller does not have any employment contracts, collective bargaining agreements, pension, bonus, or profit sharing plans providing for employee remuneration or benefits with respect to the Employees that by their terms or by law will become binding upon or the obligations of Buyer. Seller is in compliance with, and will remain in compliance with all of its obligations under such agreements or other arrangements following the date hereof.

                  2.1.17 FINDER'S FEE. No person, organization or entity representing Seller or Shareholder is due any finder's fee, or similar consideration, as a result of this Agreement or the transactions contemplated hereby.

                  2.1.18 COMPLIANCE WITH ERISA. SCHEDULE 2.1.18 attached hereto sets forth a list of all "employee benefit plans" within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that are maintained or sponsored by Seller for the benefit of any Employee (the "Plans"). Each Plan is in full force and effect, and neither Seller nor, to Seller's or Shareholder's knowledge, any other party is in default under such Plan. To Seller's or Shareholder's knowledge, there have been no claims of default, and there are no facts or conditions which if continued, or on notice, will result in a default under any Plan. No Plan will, by its terms or under applicable law, become binding upon or become an obligation of Buyer. No assets of or liabilities under the Plan shall be transferred to Buyer or to any plan of Buyer.

                  2.1.19 NECESSARY CONSENTS. Seller and Shareholder have obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including without limitation, the assignment of the Contracts and Business Licenses and the transfer of the Intangibles.

                  2.1.20 CUSTOMERS. SCHEDULE 2.1.20 attached hereto constitutes a complete and accurate list of the names of substantially all customers of the Business. Neither Seller nor Shareholder has any information, nor is Seller or Shareholder aware of any facts, indicating that any of these customers intend to cease being customers of the Business as conducted by Buyer on and after the date hereof.

                  2.1.21 INSURANCE POLICIES. Seller has maintained and now maintains (i) insurance on all the Assets and the Business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) insurance protection against all liabilities, claims and risks against which it is customary to insure.

                  2.1.22 INVESTMENT REPRESENTATIONS. Each of Seller and Shareholder acknowledges, represents and agrees that:

                  (a) the Buyer Shares to be issued in accordance with Article 1 hereof have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any applicable state securities laws;

                  (b) the Buyer Shares to be issued in accordance with Article 1 hereof will be issued in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon Seller's and Shareholder's bona fide investment intent with respect to the Buyer Shares.

                  (c) its or his acquisition of the Buyer Shares will be solely for its or his own account for investment, and it or he is not acquiring the Buyer Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (d) it or he shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Buyer Shares except in accordance with Section 1.3(a) hereof and the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Buyer of an opinion of legal counsel reasonably satisfactory to Buyer that an exemption from registration is available;

                  (e) it or he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Buyer Shares, and to make an informed investment decision;

                  (f) it or he has had the opportunity to ask questions of, and receive answers from Buyer's officers and directors concerning the acquisition of the Buyer Shares and to obtain such other information concerning Buyer and the Buyer Shares, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as it or he deemed necessary in connection with making an informed investment decision;

                  (g) since the Buyer Shares have not been registered under the Securities Act or applicable state securities laws and as a result of the restrictions imposed by Section 1.3 hereof, it or he must bear the economic risk of holding the Buyer Shares for an indefinite period of time, and is capable of bearing such risk; and

                  (h) in addition to the legend specified in Section 1.3(b) hereof and any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Buyer Shares will bear a conspicuous restrictive legend substantially as follows:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  2.1.23 SOLVENCY. Neither Seller nor Shareholder is now insolvent, nor will Seller or Shareholder be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent" means, for any person or entity, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                  2.1.24 EMPLOYEES. SCHEDULE 2.1.24 attached hereto, designates a list of all employees of Seller as of the date hereof (the "Employees"), all of whom will be terminated by Seller on the date hereof, and their current salary or wage rate.

                  2.1.25 UNTRUE STATEMENTS. This Agreement, and the schedules hereto, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are or will be true and complete in all material respects. There are no facts, the existence of which could or will materially adversely affect the Assets or Buyer's future conduct of the Business.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         3.1 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Shareholder as follows:

                  3.1.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Texas and has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on Buyer.

                  3.1.2 AGREEMENT AUTHORIZED AND ENFORCEABLE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally.

                  3.1.3 FINDER'S FEE. No person, organization or entity representing Buyer is due any finder's fee, or similar consideration, as a result of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1 COVENANTS NOT TO COMPETE. For the two-year period beginning on the date hereof (the "Non-Compete Term"), each of Seller and Shareholder shall not (and shall cause its or his Affiliates (defined below) not to) directly or indirectly, for itself or himself or on behalf of any other person, corporation, firm, partnership, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, lender, financier, principal, consultant or in any other capacity) (i) engage or participate in any Competing Business (defined below) anywhere within the Restricted Territory (defined below); (ii) induce any customers of Buyer or its Affiliates to patronize any Competing Business; (iii) canvass, solicit or accept any Competing Business from any customer of Buyer or its Affiliates unless directed to do so by Buyer; (iv) request or advise any customers of Buyer or its Affiliates to withdraw, curtail or cancel such customer's business with respect to any Competing Business; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of Buyer or its Affiliates. The term "Competing Business" means the business of manufacturing, selling and/or leasing medical products, supplies and equipment of any type. The term "Restricted Territory" means the geographic areas where Buyer conducts the Business during the Non-Compete Term. The term "Affiliate" shall have the meaning ascribed thereto in Rule 144 under the Securities Act. The parties hereto acknowledge and agree that (i) the agreements and covenants set forth in this Section 4.1 are being made for good and valuable consideration, the receipt and sufficiency of which is acknowledged; (ii) the covenants contained in this Section 4.1 are an important aspect of this Agreement, and Buyer would not have entered into this Agreement absent the inclusion of this Section 4.1; and (iii) the restrictions imposed in this
Section 4.1, including the geographic area and duration of the covenants made herein, are reasonable and necessary to protect Buyer. If Seller, Shareholder or their Affiliates breach or indicate an intention to breach any term or provision of this Section 4.1, the parties hereto agree that Buyer shall be entitled to the right of both temporary and permanent injunctive relief and/or specific performance. The right of Buyer to such relief shall not be construed to prevent Buyer from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages. If any court determines that any provision of this Section 4.1, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties hereto agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties hereto agree to request the court to exercise such power, and, in its amended form, such provision shall then be enforceable and shall be enforced.

         4.2 REFERRALS; NON-SOLICITATION. During the Non-Compete Term, each of Seller and Shareholder shall (and shall cause its or his Affiliates to) immediately submit or refer to Buyer all inquiries or bid requests received by them from customers regarding any Competing Business to be conducted in the Restricted Territory. During the Non-Compete Term, each of Seller and Shareholder shall not (and shall cause its or his Affiliates not to) directly or indirectly, induce or attempt to influence any employee of Buyer or any of its Affiliates to terminate his/her employment or to hire any such employee, whether or not so induced or influenced.

         4.3 HIRING EMPLOYEES. Effective as of the date hereof, all of the Employees shall be terminated by Seller. Buyer may, but shall be under no obligation to, hire any or all of the Employees. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employee's employment with Buyer on or after the date hereof. Seller shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees, and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

         4.4 RELATIONS WITH CUSTOMERS AND SUPPLIERS. For the Non-Compete Term, each of Seller and Shareholder agrees to use its or his best efforts to assist Buyer in maintaining the goodwill and business relationships of the suppliers and customers of Seller prior to the date hereof.

         4.5 ALLOCATION OF PURCHASE PRICE. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder in a manner mutually agreeable to all parties hereto, such mutual agreement to be reached by negotiations among the parties to be held in good faith at all times. The parties hereto shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

         4.6 NAME CHANGE. Seller and Shareholder shall, within ten (10) days from the date hereof, caused to be filed (i) with the Secretary of State of Ohio an amendment to its charter to change the name of Seller from "MJH Medical Equipment, Inc." to a name that is not similar to such name, and (ii) with the appropriate authorities of other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. Seller and Shareholder shall, within five (5) days from the date of receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

         4.7 FURTHER ASSURANCES. On and after the date hereof, each of the parties hereto shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. Seller or Shareholder, as appropriate, at any time on or after the date hereof, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may be reasonably be requested by Buyer, for the purpose of assigning and confirming to Buyer, all of the Assets.

                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1 INDEMNIFICATION BY SELLER. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of Seller and Shareholder shall jointly and severally indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents and shareholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Seller or Shareholder to perform, any of its or his respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Buyer by Seller or Shareholder under this Agreement or (ii) the Retained Liabilities.

         5.2 INDEMNIFICATION BY BUYER. In addition to any other remedies available to Seller and Shareholder under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of Seller and Shareholder and its or his officers, directors, employees, agents and shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by or on behalf of Buyer under this Agreement.

         5.3 INDEMNIFICATION PROCEDURE. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under
Section 5.1 or Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         5.4 OFFSET. The parties hereto agree that if Buyer shall incur any Damages for which it is entitled to indemnification by Seller or Shareholder pursuant to the terms of this Agreement, Buyer shall have the right to offset any payments due or to be due under the terms of this Agreement or any other agreement executed in connection herewith, by the amount of the Damages, including the right to reduce the number of Buyer Shares to be issued in accordance with Article 1 hereof. Such right of offset shall not be considered an exclusive remedy, it being agreed that Buyer shall also be entitled to exercise any other remedies available to it at law or in equity, including, without limitation, the indemnification rights set forth in this Article 5. In the event of an offset by Buyer as a result of any account receivable of Seller not being collected within 90 days in breach of the representation of Seller and Shareholder in Section 2.1.4 hereof, upon any such offset, Buyer shall assign to Seller the account receivable subject to offset, and Seller shall thereafter have the right to take any reasonable action to collect such account receivable. In the event of an offset by Buyer as a result of any inventory of Seller being unsalable in the normal course of business in breach of the representations of Seller and Shareholder in Sections 2.1.4 and 2.1.10 hereof, upon any such offset, Buyer shall convey and transfer to Seller title to such inventory subject to offset.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

         6.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section):

                  If to Seller:             Michael J. Houska
                                            8220 Wilhite Drive
                                            Wadsworth, Ohio 44281

                  With copy to:             Gerald R. Leipply
                                            2101 Front Street, Suite 101
                                            Cuyahoga Falls, Ohio 44221

                  If to Buyer:              Lasermedics, Inc.
                                            120 Industrial Boulevard
                                            Sugar Land, Texas 77478
                                            Attn: Michael M. Barbour

                  With copy to:             Porter & Hedges, L.L.P.
                                            700 Louisiana, Suite 3500
                                            Houston, Texas 77002
                                            Attn: Robert G. Reedy

but if mailed or telefaxed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

         6.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

         6.4 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, or superseded only by written instrument executed by each party hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by an authorized officer of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

         6.5 ENTIRE AGREEMENT; CONFLICTS. This Agreement (including the schedules and exhibits hereto, all of which are by this reference fully incorporated into this Agreement) and the documents and materials expressly referred to in schedules or exhibits hereto sets forth the entire Agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall be deemed controlling.

         6.6 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party, except as otherwise provided in this Agreement.

         6.7 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the laws which would otherwise apply by application of Ohio's internal principles of conflicts of law.

         6.8 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and re strictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

         6.9 HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         6.10 SUCCESSOR LAWS. Reference made herein to any law or statute shall include reference to any future law amending or superseding such law or statute and to any future laws applicable to the same subject matter.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement on and as of the date first above written.

                             BUYER:

                             LASERMEDICS, INC.

                             By:  /S/  MICHAEL M. BARBOUR
                                       Michael M. Barbour, President

                             SELLER:

                             MJH MEDICAL EQUIPMENT, INC.

                             By:  /S/  MICHAEL J. HOUSKA
                                       Michael J. Houska, President

                             SHAREHOLDER:

                                  /S/  MICHAEL J. HOUSKA
                                       Michael J. Houska